SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 15, 2009

 Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

8619 N. Division St., Suite A
Spokane, WA 99208

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 491-1771

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 15, 2009, David M. Otto submitted his resignation from the Board of Directors (the “Board”) of GeoBio Energy, Inc. (the “Company”), effective as of 9:00 a.m. PDT on July 15, 2009.  His resignation from the Board does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

Also on July 15, 2009 the Company appointed David Moore to the Board.  Mr. Moore, 56, has over 25 years senior management experience in business and organizational development.  A graduate of Gonzaga University and holding a degree from American College, he has consulted with Ernst and Young LLC and various other companies including Western Pioneer Inc. and Pacific Northwest Metals Inc., where he has held several positions including Chief Executive Officer and Chief Operating Officer.  Mr. Moore additionally has extensive Board experience in both the for-profit and non-profit arena.  He is currently a Director of EnviroPlastics Corporation, which the Company has agreed and expects to acquire no later than September 3, 2009, the President of TechAlt Inc., and a managing member of Saratoga Partners, LLC.

The Board does not expect to name Mr. Moore to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 15, 2009

GEOBIO ENERGY, INC.

By:	/s/ Gary M. DeLaurentiis
Director, Authorized Officer